    As filed with The Securities and Exchange Commission on October 3, 1996

                                                           Registration No. 333-



                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                      ___________________________________

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     under
                           THE SECURITIES ACT OF 1933
                      ___________________________________

                            THE METZLER GROUP, INC.
            (Exact name of registrant as specified in its charter)

           DELAWARE                            8742                           36-4094854
(State or other jurisdiction of    (Primary Standard Industrial  (I.R.S. Employer Identification No.)
incorporation or organization)       Classification Code No.)

   520 Lake Cook Road, Suite 500, Deerfield, Illinois  60015  (847) 945-0001
   -------------------------------------------------------------------------
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ROBERT P. MAHER
                     President and Chief Executive Officer
                            The Metzler Group, Inc.
    520 Lake Cook Road, Suite 500, Deerfield, Illinois  60015  (847) 945-0001
   --------------------------------------------------------------------------
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                      ___________________________________

                                  COPIES TO:
       DOUGLAS R. NEWKIRK                           ROBERT WALL
       Sachnoff & Weaver, LTD.                      Winston & Strawn
    30 S. Wacker Drive, 29TH Floor            35 W. Wacker Drive, Suite 4200
     Chicago, Illinois 60606-7484                 Chicago, Illinois 60601
           (312) 207-1000                            (312) 558-5600
       ----------------------------------------------------------------

            Approximate date of commencement of the proposed sale
                       of the securities to the public:

  As soon as practicable after this Registration Statement becomes effective.
                      ___________________________________

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.) [x] 333-09019

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                       ---------------------------------

                        CALCULATION OF REGISTRATION FEE
====================================================================================================================================

                                                      Proposed Maximum         Proposed Maximum
Title of Each Class of Securities    Amount to be          Offering             Aggregate Offering     Amount of Registration
        to be Registered             Registered        Price Per Share /(2)/         Price                     Fee
------------------------------------------------------------------------------------------------------------------------------------

Common Stock, $.001 par value....    345,000 shares         $16.00                  $5,520,000               $1,903
====================================================================================================================================

(1) Includes 45,000 shares that the Underwriters have the option to purchase to cover over-allotments, if any.
(2) Estimated pursuant to Rule 457, solely for the purposes of computing the registration fee.

              INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, by The Metzler Group, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission"). This Registration Statement hereby incorporates by reference the contents of the Registration Statement on Form S-1 (File No. 333-09019) relating to the offering of up to 3,680,000 shares of common stock of the Company filed on July 26, 1996.

                                 CERTIFICATION

     The Company hereby certifies to the Commission that it has instructed its bank to pay the Commission the filing fee of $1,903 for the additional securities being registered hereby as soon as practicable (but in any event no later than the close of business on October 4, 1996); that it will not revoke such instructions; that it has sufficient funds in the relevant account to cover the amount of the filing fee; and that it undertakes to confirm receipt of such instructions by the bank on October 4, 1996.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois on October 3, 1996.

                                       THE METZLER GROUP, INC.


                                       By: /s/ ROBERT P. MAHER
                                           -------------------
                                             Robert P. Maher

                                       President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on this 3rd day of October, 1996.

         Signature                                   Title

   /s/ ROBERT P. MAHER            Director, Chairman of the Board, President
   -------------------------              and Chief Executive Officer
        Robert P. Maher                  (Principal Executive Officer)


               *                           Chief Financial Officer
   -------------------------
       James F. Hillman          (Principal Financial and Accounting Officer)


               *
   -------------------------                       Director
        Gerald R. Lanz


               *                                   Director
   -------------------------
       James T. Ruprecht

   *By:  /s/ ROBERT P. MAHER
         -------------------
           Robert P. Maher
          Attorney-in Fact

                               INDEX TO EXHIBITS


EXHIBIT
 NO.                             DESCRIPTION

5.1       Opinion of Sachnoff & Weaver, Ltd.

23.1      Consent of KPMG Peat Marwick LLP.

23.2 Consent of Sachnoff & Weaver, Ltd. (contained in its opinion filed as Exhibit 5.1 hereto).

24.1*     Powers of Attorney

* Incorporated by reference from Exhibit 24.1 to the Company's Registration Statement on Form S-1 (File No. 333-09019)